Van Kampen Trust For Insured Municipals
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares      Total         Purchased  Broker
             of      Purchased   Issued        By Fund
             Purcha
             se
Calif. Vet   11/30/  3,000,000   111,325,000     2.69%    Bear
G.O.         01                                           Stearns
Dallas Fort  12/12/  7,500,000   650,000,000     1.15%    Smith
Worth        01                                           Barney
Internation
al Airport
State of     02/27/  1,715,000   269,605,000    0.6361%   Salomon
Oregon       02                                           Smith
Refunding                                                 Barney
COPs
NY Sate      03/06/  4,000,000   437,910,000    0.9134%   Bear
Thruway      02                                           Stearns
Auth Hwy &
Bridge
State of     03/22/  1,715,000    84,550,000    2.0284%   Goldman
Ohio Bldg    02                                           Sachs
Authority
Alaska       03/26/  2,110,000   139,855,000    1.5087%   Paine
Internation  02                                           Webber
al Airport